SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2004

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6906

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

Dun Glen

We are pleased to announce that we are scheduled to start an extensive work program on May 24, 2004 at our 100% controlled Dun Glen Project in Pershing County, Nevada.  Reconnaissance and evaluation samples collected during the early stages of exploration have returned numerous samples with greater than 1 ounce of gold per ton.  The detailed sampling and mapping of the surface vein exposures will be integrated with the historic data, which is comprised of underground maps and previous surface works.  The work program will outline specific areas to drill test along the 10,000 feet of vein length.  A drill program will commence, pending the results of first phase work.

The Dun Glen Property covers a high-grade vein zone on the western flank of the East Range; 21 miles north of the Florida Canyon Mine owned by Apollo Gold.  Historic gold production of 50,000 to 75,000 ounces lode gold and more than 200,000 ounces of district-wide placer gold production indicates the high potential for this area. No significant drilling or modern surface work has explored the obvious down dip or strike extensions of the vein.

Gold View

Data compilation and surface sampling is planned for our 100% owned Gold View claims located in the Battle Mountain-Eureka trend southeast of Placer Dome’s Cortez Hills discovery.  The work is planned to sample jasperoids and other favorable zones on the claim block.  We anticipate that the data compilation and sampling will define zones similar to other discoveries in the area and will begin to develop specific drill targets when the compilation is completed.

The Gold View claim block, in Eureka County, Nevada contains 76 claims along the Battle Mountain-Eureka Trend.  The claims are immediately adjacent to the Red Canyon project controlled by Miranda Gold Corp. and are less than one mile from the Indian Ranch exploration project controlled by Placer Dome Exploration.

Equity Media Ltd.

Equity Media Ltd. has been hired to create an extensive public awareness program for us.  Our corporate profile will be featured on www.otcdigest.com and www.MyShareholder.com, as one aspect of this advertising campaign.

Megastar Development Corp. (“Megastar”)

The letter of intent to jointly explore and develop the Debut Gold property with Megastar has been mutually terminated due to Megastar’s inability to fund its portion of the joint venture.

Golden Patriot, Corp.

We are actively engaged in the acquisition and exploration of high priority gold properties in northern Nevada. To date, our holdings total 152 claims covering 2,935 acres.  With our team of highly skilled, experienced management and geologists, we are taking aggressive steps toward development.

If you have any questions or would like to be added to our email list please call 604-646-6906 or email us at info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         May 13, 2004